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                                                                    EXHIBIT 10.5



                       MONITORING AND OVERSIGHT AGREEMENT


         THIS MONITORING AND OVERSIGHT AGREEMENT (this "Agreement") is made and entered into effective as of July 30, 1999, among LLS Corp., an Illinois corporation (together with its successors, "Holdings"), Courtesy Corporation, an Illinois corporation (together with its successors, "Courtesy"), Creative Packaging Corp., an Illinois corporation (together with its successors, "Creative"), and Courtesy Sales Corp., an Illinois corporation (together with its successors, "Courtesy Sales" and, together with Holdings, Courtesy and Creative, the "Clients"), and Hicks, Muse & Co. Partners, L.P., a Texas limited partnership (together with its successors, "HMCo").

         1. Retention. The Clients hereby acknowledge that they have retained HMCo to, and HMCo acknowledges that, subject to reasonable advance notice in order to accommodate scheduling, HMCo will, provide financial oversight and monitoring services to the Clients as requested by the board of directors of Holdings during the term of this Agreement.

         2. Term. The term of this Agreement shall continue until the earlier to occur of (i) the tenth anniversary of the date hereof or (ii) the date on which Hicks, Muse, Tate & Furst Incorporated ("HMTF") or its successors and their respective affiliates (including, without limitation, any equity fund sponsored by HMTF or its successors) shall cease to own beneficially, directly or indirectly, any securities of any of the Clients or their respective successors.

         3. Compensation.

                  (a) As compensation for HMCo's services to the Clients under this Agreement, the Clients hereby irrevocably agree, jointly and severally, to pay to HMCo an annual fee (the "Monitoring Fee") of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the "Base Fee"), subject to adjustment pursuant to paragraphs (b) and (c) below and prorated on a daily basis for any partial calendar year during the term of this Agreement. The Monitoring Fee shall be payable in equal quarterly installments on each January 1, April 1, July 1 and October 1 during the term of this Agreement (each a "Payment Date"), beginning with the first Payment Date following the date hereof. All payments shall be made by wire transfer of immediately available funds to the account described on Exhibit A hereto, or such other account as HMCo may hereafter designate in writing.

         NOTICE IS HEREBY GIVEN THAT THIS AGREEMENT CONTAINS INDEMNIFICATION PROVISIONS IN SECTION 5 THAT APPLY TO CLAIMS, LIABILITIES, LOSSES, DAMAGES OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF HMCO OR ANY OTHER INDEMNIFIED PERSON IDENTIFIED THEREIN.
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                  (b) On January 1 of each calendar year during the term of this
Agreement, the Monitoring Fee shall be adjusted to an amount equal to (i) the budgeted consolidated annual net sales of Holdings and its subsidiaries for the then-current fiscal year, multiplied by (ii) 0.2% (the "Percentage"); provided, however, that in no event shall the annual Monitoring Fee be less than the Base Fee.

                  (c) On each occasion that Holdings or any of its subsidiaries shall acquire another entity or business during the term of this Agreement, the annual Monitoring Fee for the calendar year in which such acquisition occurs shall be adjusted prospectively (i.e., for periods subsequent to such acquisition until the next adjustment pursuant to clause (b) above), as of the closing of such acquisition, to an annual amount equal to (i) the pro forma budgeted consolidated annual net sales of Holdings and its subsidiaries for the entire then-current fiscal year of Holdings (including the budgeted consolidated annual net sales of the acquired entity or business for such entire fiscal year, on a pro forma basis), multiplied by (ii) the Percentage; provided, however, that in no event shall the annual Monitoring Fee be less than the Base Fee.

                  (d) All past due payments in respect of the Monitoring Fee shall bear interest at the lesser of the highest rate of interest which may be charged under applicable law or the prime commercial lending rate per annum of The Chase Manhattan Bank or its successors (which rate is a reference rate and is not necessarily its lowest or best rate of interest actually charged to any customer) (the "Prime Rate") as in effect from time to time, plus five percent (5.0%), from the due date of such payment to and including the date on which payment is made to HMCo in full, including such interest accrued thereon.

         4. Reimbursement of Expenses. In addition to the compensation to be paid pursuant to Section 3 hereof, the Clients agree, jointly and severally, to pay or reimburse HMCo for all "Reimbursable Expenses," which shall consist of
(i) all reasonable disbursements and out-of-pocket expenses (including, without limitation, costs of travel, postage, deliveries, communications, etc.) incurred by HMCo or its affiliates for the account of any Client or in connection with the performance by HMCo of the services contemplated by Section 1 hereof and
(ii) the Clients' Pro Rata Share of Allocable Expenditures (as defined in Exhibit B hereto). Promptly (but not more than 10 days) after request by or notice from HMCo, the applicable Client shall pay HMCo, by wire transfer of immediately available funds to the account described on Exhibit A hereto, or such other account as HMCo may hereafter designate in writing, the Reimbursable Expenses for which HMCo has provided such Client invoices or reasonably detailed descriptions. All past due payments in respect of the Reimbursable Expenses shall bear interest at the lesser of the highest rate of interest which may be charged under applicable law or the Prime Rate plus 5.0% from the Payment Date to and including the date on which such Reimbursable Expenses plus accrued interest thereon are fully paid to HMCo.

         5. Indemnification. The Clients jointly and severally shall indemnify and hold harmless each of HMCo, its affiliates, and their respective directors, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20(a) of the Securities Exchange Act of 1934, as amended), if any,


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agents and employees (HMCo, its affiliates, and such other specified persons being collectively referred to as "Indemnified Persons," and individually as an "Indemnified Person") from and against any and all claims, liabilities, losses, damages and expenses incurred by any Indemnified Person (including those arising out of an Indemnified Person's negligence and reasonable fees and disbursements of the respective Indemnified Person's counsel) which (A) are related to or arise out of (i) actions taken or omitted to be taken (including, without limitation, any untrue statements made or any statements omitted to be made) by any of the Clients or (ii) actions taken or omitted to be taken by an Indemnified Person with any Client's consent or in conformity with any Client's instructions or any Client's actions or omissions or (B) are otherwise related to or arise out of HMCo's engagement, and will reimburse each Indemnified Person for all costs and expenses, including, without limitation, fees and disbursements of any Indemnified Person's counsel, as they are incurred, in connection with investigating, preparing for, defending or appealing any action, formal or informal claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with HMCo's acting pursuant to HMCo's engagement, whether or not any Indemnified Person is named as a party thereto and whether or not any liability results therefrom. None of the Clients will, however, be responsible for any claims, liabilities, losses, damages or expenses pursuant to clause (B) of the preceding sentence that have resulted primarily from HMCo's bad faith, gross negligence or willful misconduct. The Clients also agree that neither HMCo nor any other Indemnified Person shall have any liability to any Client for or in connection with such engagement except for any such liability for claims, liabilities, losses, damages or expenses incurred by any Client that have resulted primarily from HMCo's bad faith, gross negligence or willful misconduct. The Clients further agree that none of them will, without the prior written consent of HMCo, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of HMCo and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding. EACH CLIENT HEREBY ACKNOWLEDGES THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO ANY CLAIMS, LIABILITIES, LOSSES, DAMAGES OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF HMCO OR ANY OTHER INDEMNIFIED PERSON.

         The foregoing right to indemnity shall be in addition to any rights that HMCo and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement. Each Client hereby consents to personal jurisdiction and to service and venue in any court in which any claim which is subject to this Agreement is brought against HMCo or any other Indemnified Person.

         It is understood that, in connection with HMCo's engagement, HMCo may also be engaged to act for a Client or Clients in one or more additional capacities, and



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that the terms of this engagement or any such additional engagement(s) may be embodied in one or more separate written agreements. This indemnification shall apply to the engagement specified in Section 1 hereof as well as to any such additional engagement(s) (whether written or oral) and any modification of said engagement or such additional engagement(s) and shall remain in full force and effect following the completion or termination of said engagement or such additional engagement(s).

         Each of the Clients further understands and agrees that if HMCo is asked to furnish any Client a financial opinion letter or act for any Client in any other formal capacity, such further action may be subject to a separate agreement containing provisions and terms to be mutually agreed upon.

         6. Confidential Information. In connection with the performance of the services hereunder, HMCo agrees not to divulge any confidential information, secret processes or trade secrets disclosed by any Client or any of its subsidiaries to it solely in its capacity as a financial advisor, unless such Client consents to the divulging thereof or such information, secret processes or trade secrets are publicly available or otherwise available to HMCo without restriction or breach of any confidentiality agreement or unless required by any governmental authority or in response to any valid legal process.

         7. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Texas, excluding any choice-of-law provisions thereof. Each of the parties hereby (a) irrevocably submits to the exclusive jurisdiction of the United States Federal District Court for the Northern District of Texas, sitting in Dallas County, Texas, the United States of America, in the event such court has jurisdiction or, if such court does not have jurisdiction, to any district court sitting in Dallas County, Texas, the United States of America, for the purpose of any suit, action, or proceeding arising out of or relating to this Agreement, including any claims by any Indemnified Persons for indemnity pursuant to Section 5 hereof, (b) waives, and agrees not to assert in any such suit, action, or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court or of any other court to which proceedings in such court may be appealed, (ii) such suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of such suit, action, or proceeding is improper and
(c) expressly waives any requirement for the posting of a bond by the party bringing such suit, action, or proceeding. Each of the parties consents to process being served in any such suit, action, or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7 shall affect or limit any right to serve process in any other manner permitted by law.

         8. Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):



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         If to any of the Clients:

                  LLS Corp.
                  101 South Hanley Road
                  St. Louis, Missouri  63105
                  Attention:  Chief Executive Officer

                  With copies to (which shall not constitute notice):

                  Hicks, Muse, Tate & Furst Incorporated
                  200 Crescent Court, Suite 1600
                  Dallas, Texas 75201
                  Attention:  Lawrence D. Stuart, Jr.

                  Weil, Gotshal & Manges LLP
                  100 Crescent Court, Suite 1300
                  Dallas, Texas 75201
                  Attention:  R. Scott Cohen, Esq.

         If to HMCo:

                  Hicks, Muse, Tate & Furst Incorporated
                  200 Crescent Court, Suite 1600
                  Dallas, Texas 75201
                  Attention:  Lawrence D. Stuart, Jr.

                  With a copy to (which shall not constitute notice):

                  Weil, Gotshal & Manges LLP
                  100 Crescent Court, Suite 1300
                  Dallas, Texas 75201
                  Attention:  R. Scott Cohen, Esq.

                  Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back if telexed; when receipt is acknowledged if telecopied; and five
(5) calendar days after mailing if sent by registered or certified mail, except that a notice of change of address shall not be deemed to have been given until actually received by the addressee.


         9. Assignment. This Agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (other than with respect to the rights and obligations of HMCo, which may be assigned to any one or more of its principals or affiliates) by any of the parties without the prior written consent of the other parties.



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         10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

         11. Other Understandings. All discussions, understandings and agreements heretofore made between any of the parties hereto with respect to the subject matter hereof are merged in this Agreement, which alone fully and completely expresses the agreement of the parties hereto. All calculations of the Monitoring Fee and Reimbursable Expenses shall be made by HMCo and, in the absence of mathematical error, shall be final and conclusive.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                                            HICKS, MUSE & CO. PARTNERS, L.P.

                                            By:      HM PARTNERS INC.,
                                                     its General Partner


                                                     By: /s/ MICHAEL D. SALIM
                                                        -----------------------
                                                     Name:   Michael D. Salim
                                                          ---------------------
                                                     Title:  General Counsel
                                                           --------------------


                                            LLS CORP.


                                            By: /s/ WALTER J. KREISEDER
                                               --------------------------------
                                            Name:   Walter J. Kreiseder
                                                 ------------------------------
                                            Title:  Chairman and CEO
                                                  -----------------------------


                                            COURTESY CORPORATION


                                            By: /s/ WALTER J. KREISEDER
                                               --------------------------------
                                            Name:   Walter J. Kreiseder
                                                 ------------------------------
                                            Title:  Chairman and CEO
                                                  -----------------------------

                                            CREATIVE PACKAGING CORP.

                                            By: /s/ WALTER J. KREISEDER
                                               --------------------------------
                                            Name:   Walter J. Kreiseder
                                                 ------------------------------
                                            Title:  Vice President
                                                  -----------------------------

                                            COURTESY SALES CORP.

                                            By: /s/ WALTER J. KREISEDER
                                               --------------------------------
                                            Name:   Walter J. Kreiseder
                                                 ------------------------------
                                            Title:  Chairman and CEO
                                                  -----------------------------


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                                    EXHIBIT A

                           Wire Transfer Instructions

                               Texas Commerce Bank

                    ABA #:     113000609
                    Account E: 08805113824
                    Credit:    Hicks, Muse & Co. Partners
                    Reference: Payment of Monitoring Fees or Expenses by LLS
                               Corp., Courtesy Corporation, Creative Packaging
                               Corp. and Courtesy Sales Corp.



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                                    EXHIBIT B

        Pro Rata Share of Allocable Expenditures and Related Definitions

         Pro Rata Share of Allocable Expenditures shall equal the product obtained by multiplying (i) the sum of all Allocable Expenditures that have not previously been paid or reimbursed to HMCo by the Clients and other Participating Acquired Companies, by (ii) a fraction, the numerator of which shall equal the total amount of Invested Capital (as from time to time outstanding) that any Fund has invested in the Clients' respective securities or instruments and the denominator of which shall equal the total amount of Invested Capital (as from time to time outstanding) that any Fund has invested in the securities or instruments of any and all Participating Acquired Companies.

         The capitalized terms used in the foregoing definitions have the meanings set forth below:

         Allocable Expenditures shall mean all variable, fixed, and other costs, expenses, expenditures, charges or obligations (including, without limitation, letters of credit, deposits, etc.) that are related to assets utilized, services provided, or programs administered by HMCo or its affiliates in connection with the performance by HMCo of financial oversight and monitoring services on behalf of the Clients and other Participating Acquired Companies, including, without limitation, corporate airplanes, charitable contributions, retainers for lobbyists and other professionals, and premiums and finance charges for director and officer insurance maintained for representatives of HMCo or its affiliates.

         Fund shall mean any one or more of the equity funds now or hereafter sponsored by Hicks, Muse, Tate & Furst Incorporated or its successors, including any LP Investment Entity (as defined in the limited partnership agreement for any such equity fund) formed under or with respect to any such equity fund.

         Invested Capital shall mean the total amount of partner capital that a Fund from time to time invests in the purchase of securities or instruments of a Participating Acquired Company, less the total cash distributions that constitute a return of such partner capital with proceeds from the disposition of all or any part of such securities or instruments. For each period for which the Pro Rata Share of Allocable Expenditures is being made, the applicable Invested Capital shall equal the amount outstanding as of the end of the respective period.

         Participating Acquired Company shall mean any partnership, corporation, trust, limited liability company, or other entity that is, for the period for which the Pro Rata Share of Allocable Expenditures is being determined, a party to a monitoring agreement or similar contract with HMCo or its affiliates and is, as of the end of such period, designated by HMCo to bear a portion of such allocable expenditures. HMCo may, in its sole and absolute discretion, determine not to designate an entity as a Participating Acquired Company with respect to such period. HMCo may make such determination of non-designation for no reason or for any reason, including, without




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limitation, the respective entity's bankruptcy or other temporary or permanent inability to pay fees or expenses to HMCo or its affiliates.



                                      B-2